Exhibit 99.1

Media Contact: Sarah Marshall sarah@sarahleemarshall.com 512-699-8208

FOR IMMEDIATE RELEASE

SAEXPLORATION ENTERS INTO RESTRUCTURING SUPPORT AGREEMENT FOR COMPREHENSIVE BALANCE SHEET IMPROVEMENT

Reorganization Expected to Reduce Debt by Approximately $74 million, Net and Position the Company for Future Growth

HOUSTON, August 27, 2020 — SAExploration Holdings, Inc. (“SAE” or the “Company”) (OTC Pink: SAEX) announced today that it and certain of its subsidiaries have entered into a Restructuring Support Agreement (the “RSA”) with holders of 100% of the advances under its credit facility, holders of approximately 82.4% of the advances under its senior loan facility and holders of 100% of its outstanding 6.0% Senior Secured Convertible Notes due 2023 (the “Convertible Notes”). The parties to the RSA also hold in the aggregate approximately 67.4% of the outstanding equity interests of the Company (including outstanding warrants, but excluding outstanding the Convertible Notes) on a fully diluted basis. To implement the RSA and position SAE for future growth, the Company and certain of its subsidiaries have voluntarily filed petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

During the restructuring process, the Company expects to maintain global business as usual. The Company has filed customary motions that will allow it to maintain employee wages and benefits as well as meet vendor agreements and pay expenses. The Company will continue to be led by the current executive management team.

“After several months of careful consideration of how best to navigate the uncertainty of the global economy due to the coronavirus pandemic, along with the decreased demand for oil, our debt levels, and the difficulties associated with monetizing Alaskan tax credits, SAE’s Board of Directors and management, along with our advisors, concluded that the best path forward for SAE and its stakeholders is to seek Chapter 11 protection,” said Mike Faust, SAE’s CEO. “Our industry has been hit hard. However, the good news is, we expect to operate seamlessly during the restructuring, retain employees and pay our expenses. Our management team should remain in place. Once we emerge from Chapter 11, we expect to be well positioned for growth and to continue meeting the needs of our customers.”

The proposed plan of reorganization (the “Plan”) would eliminate approximately $74 million, net in debt from the Company’s balance sheet. The Plan contemplates (i) the entry into a new first lien exit facility in an aggregate principal amount of $15.0 million with lenders under the existing credit facility, senior loan facility and Convertible Notes, (ii) the refinancing of the existing credit facility with a new second lien exit facility in an aggregate principal amount of $20.5 million with the existing lenders, and (iii) the elimination of $89.0 million of principal plus accrued interest with respect to the existing senior loan facility and the Convertible Notes, in exchange for new common stock to be issued by the reorganized Company, subject to dilution by (x) new common stock to be issued to the lenders under the new first lien exit facility that will represent 95% of

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the outstanding new common stock to be issued by the reorganized Company, and (y) new common stock to be issued to the parties backstopping the new first lien exit facility that will represent 2.5% of the outstanding new common stock to be issued by the reorganized Company. The new common stock to be issued by the reorganized Company will be subject to further dilution by new common stock to be issued by the reorganized Company in connection with a management incentive plan.

The Company has requested that the Bankruptcy Court (i) approve commencement of solicitation on the Plan by September 16, 2020; (ii) set October 19, 2020 as the date that votes on the Plan must be received by Epiq Corporate Restructuring, LLC, the Company’s voting agent, unless the deadline is extended; and (iii) set September 8, 2020 as the record date for voting. Subject to Bankruptcy Court approval of the Plan and the satisfaction of certain conditions to the Plan and related transactions, the Company has proposed to consummate the Plan and emerge from chapter 11 before the end of November 2020. There can be no assurances that the Plan will be approved or confirmed by the Bankruptcy Court by that time, or at all.

Additional information, including court filings and other documents related to the reorganization proceedings, is available on a website administered by the Company’s claims agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/SAExploration.

More detailed information on the restructuring can be found in the RSA, Plan and Disclosure Statement, which are included with the Form 8-K to be filed with the Securities and Exchange Commission.

Porter Hedges LLP is acting as legal counsel and Imperial Capital, LLC is acting as financial advisor to the Company in connection with its restructuring efforts.

About SAExploration Holdings, Inc.

SAE is an international oilfield services company offering a full range of vertically-integrated seismic data acquisition, data processing and interpretation, and logistical support services throughout North America, South America, Asia Pacific, Africa and the Middle East. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of data processing and interpretation services utilizing its proprietary, patent-protected software, and also provides in-house logistical support services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation, and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. With its global headquarters in Houston, Texas, SAE supports its operations through a multi-national presence in the United States, United Kingdom, Canada, Peru, Colombia, Bolivia, Malaysia, and Singapore. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this press release or incorporated in filings SAE makes with the Securities and Exchange Commission.

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Media Contact: Sarah Marshall sarah@sarahleemarshall.com 512-699-8208

Forward Looking Statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable U.S. federal securities laws. The words “may,” “possible,” “estimates,” “expects,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the possible impact of the matters summarized in this press release, may or may not be realized, and differences between estimated results and those actually realized may be material. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to known and unknown uncertainties, including:

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SAE’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 case, including maintaining strategic control as debtor-in-possession;

•	the ability of SAE and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization;

•	the effects of SAE’s bankruptcy filing on SAE and on the interests of various constituents;

•	Bankruptcy Court rulings in the Chapter 11 case in general;

•	the length of time that SAE will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings;

•	risks associated with third party motions in the Chapter 11 case, which may interfere with SAE’s ability to confirm and consummate a plan of reorganization;

•	the potential adverse effects of the Chapter 11 proceedings on SAE’s liquidity or results of operations;

•	increased advisory costs to execute SAE’s reorganization;

•	the impact of the Chapter 11 case on SAE’s ability to access the public capital markets;

•	substantial doubt about SAE’s ability to continue as a going concern as of June 30, 2020;

•	the impact of the COVID–19 coronavirus pandemic on SAE’s business, financial condition and results of operations;

•	fluctuations in the levels of exploration and development activity in the oil and natural gas industry;

•	delays, reductions or cancellations of project awards and SAE’s ability to realize revenue projected in its backlog;

•	the impact of the restatement of SAE’s previously issued consolidated financial statements;

•	the identified material weaknesses in SAE’s internal control over financial reporting and SAE’s ability to remediate those material weaknesses;

•

the outcome of the investigations by the SEC, the Department of Justice (“DOJ”) and the Alaska Department of Revenue (the “DOR”), with respect to the circumstances giving rise to the restatement of our previously issued consolidated financial statements, which could include sanctions or other

•	actions against SAE and its officers and directors, civil lawsuits, and penalties;

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•	the outcome of SAE’s internal investigation of the circumstances giving rise to the restatement of our previously issued consolidated financial statements;

•

developments with respect to the Alaskan oil and natural gas tax credit system that continue to affect SAE’s ability to timely monetize tax credits, including litigation over the constitutionality of the legislation allowing Alaska to sell bonds to purchase tax credit certificates and Alaska budget constraints driven primarily by oil prices;

•	the possible impact on payments received from the State of Alaska regarding tax credits that have been issued;

•	costs and outcomes of pending and future litigation;

•

the time and expense required to respond to the SEC, DOJ and DOR investigations and for SAE to complete its internal investigation, which expenses have been and are likely to continue to be material and are likely to have a material adverse impact on SAE’s cash balance, cash flow and liquidity; and

•	other risks described more fully in SAE’s filings with the SEC that relate to matters not covered in this press release.

Each of these risks, and the known and unknown consequences of these risks, could have a material negative impact on SAE, its business and prospects. As of the date of this press release, SAE cannot make any assurances regarding the impact or outcome of these risks. Forward-looking statements reflect the views of SAE as of the date hereof. SAE does not undertake to revise these statements to reflect subsequent developments, other than in compliance with U.S. federal securities laws and SAE’s determination that any such revised disclosure is necessary or advisable to do.

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